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Exhibit 24.2

Power of Attorney

        The undersigned, hereby constitutes and appoints Joseph L. Welch and Edward M. Rahill, or any of them, his true and lawful attorneys and agents, to do any and all acts and things in his name and his behalf in his capacities as a director of ITC Holdings Corp. (the "registrant") and to execute any and all instruments for him and in his name in the capacity indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registrant's Registration Statement of Form S-1 (File No. 333-123657), including specifically, but without limitation, power and authority to sign for him or in his name in the capacity indicated below, any and all amendments (including post-effective amendments) to such Registration Statement and registration statements filed pursuant to Rule 462 under the Securities Act of 1933, and does hereby ratify and confirm all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof.

Dated: June 30, 2005

/s/ EDWARD G. JEPSEN Edward G. Jepsen Director

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Power of Attorney